Exhibit 10.1

INTELSAT GLOBAL, LTD.

2008 SHARE INCENTIVE PLAN

(Amended and Restated as of May 6, 2009)

Effective February 4, 2008

Person	6
Phantom Shares	6
Regulation S	6
Restricted Shares	6
Rollover Awards	6
Rule 16b-3	6
Securities Act	6
Shares	6
Share Option	6
Share Purchase Agreement	7
Share Appreciation Rights	7
Silver Lake	7
Subsidiary	7
Termination of Employment	7
Total and Permanent Disability	7

3. Administration	7
(a) Procedure	7
(b) Secondary Committees and Sub-Plans	8
(c) Powers of the Committee	8
(d) Limited Liability	9
(e) Indemnification	9
(f) Effect of Committee’s Decision	9
(g) Grant Agreements	9

4. Shares Available Under the Plan	10

5. Participation	11

6. Share Options	11
(a) Grant of Option	11
(b) Exercise Price	11
(c) Payment	11
(d) Terms of Options	12
(e) Restrictions on Incentive Share Options	12
(f) Other Terms and Conditions	13

7. Restricted Shares and Restricted Share Units	13
(a) In General	13
(b) Vesting Conditions and Other Restrictions	13
(c) Share Issuance and Shareholder Rights	13

8. Share Appreciation Rights and Phantom Shares	14
(a) Award of Share Appreciation Rights	14
(b) Restrictions of Tandem Share Appreciation Rights	15
(c) Amount of Payment upon Exercise of Share Appreciation Rights	15
(d) Form of Payment upon Exercise of Share Appreciation Rights	15

(e) Phantom Shares	15

9. Performance Awards	16

10. Withholding and Reporting of Taxes	16

11. Transferability	17

12. Adjustments; Corporate Transactions	17

13. Termination and Amendment	17
(a) Amendment or Termination by the Board	17
(b) Amendments by the Committee	18
(c) Amendments to Awards	18

14. Non-Guarantee of Employment	18

15. Written Agreement	18

16. Non-Uniform Determinations	18

17. Listing and Registration	18

18. Compliance with Securities Law	19

19. No Trust or Fund Created	19

20. No Limit on Other Compensation Arrangements	19

21. No Restriction of Corporate Action	20

22. Governing Law	20

23. Plan Subject to Charter and Bye-Laws	20

24. Effective Date; Termination Date	20

25. Section 409A	20

INTELSAT GLOBAL, LTD.

2008 SHARE INCENTIVE PLAN

1. Establishment, Purpose and Types of Awards

Intelsat Global, Ltd (formerly known as Serafina Holdings Limited and referred to herein as the “Company”) hereby establishes the Intelsat Global, Ltd. 2008 Share Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (1) providing incentives to improve shareholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company and its Subsidiaries to attract, retain and reward the best available persons for positions of substantial responsibility.

The Plan permits the granting of Awards in the form of Incentive Share Options, Nonqualified Share Options, Restricted Shares, Restricted Share Units, Share Appreciation Rights, Phantom Shares and Performance Awards in each case as such term is defined below, and any combination of the foregoing.

The Plan was originally adopted on February 1, 2008 and is hereby amended and restated as of May 6, 2009. Effective as of May 6, 2009, all “rollover” Class A Restricted Shares and “rollover” Options originally awarded pursuant to the Intelsat Holdings, Ltd. 2005 Share Incentive Plan, as amended, and set forth on Schedule 1 hereto (collectively, the “Rollover Awards”) shall be governed solely by the Plan and/or the applicable Grant Agreement hereunder.

2. Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Affiliate” and “Associate” shall have the meanings contemplated by Rule 12b-2 of the Exchange Act (or any successor rule).

(b) “Applicable Exchange” means a securities exchange, the Nasdaq Stock Market or a similar exchange or market.

(c) “Awards” shall mean Incentive Share Options, Nonqualified Share Options, Restricted Shares, Restricted Share Units, Share Appreciation Rights, Phantom Shares and Performance Awards and any combination of the foregoing.

(d) “BC Investors” shall have the meaning set forth in the Management Shareholder’s Agreement.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Cause” means, unless otherwise provided in a Grant Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party as of the date of grant of an applicable Award, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the

Participant’s employment duties, (C) willful and deliberate failure on the part of the Participant to perform such Participant’s employment duties in any material respect, or (D) before a Change in Control, such other events as shall be determined by the Committee.

(g) “Change in Control” shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any Permitted Holder (or any person or group that is an Affiliate or associate of a Permitted Holder), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50%, indirectly or directly, of the voting securities of the Company (other than any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries) or (ii) consummation of an amalgamation, a merger or consolidation of the Company or any direct or indirect Subsidiary thereof with any other entity or a sale or other disposition of all or substantially all of the assets of the Company following which the voting securities of the Company that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the entity that owns substantially all of the Company’s assets either directly or through one or more subsidiaries) or any Parent or other Affiliate thereof) at least 50% of the combined voting power of the securities of the Company or, if the Company is not the surviving entity, such surviving entity (or the entity that owns substantially all of the Company’s assets either directly or through one or more subsidiaries) or any Parent or other Affiliate thereof, outstanding immediately after such transaction, except that no Change of Control shall occur under this clause (ii) if such amalgamation, merger or consolidation is with any of those certain Person(s) described in the resolutions of the Compensation Committee of the Board dated December 29, 2008.

(h) “Class A Shares” shall mean Class A common shares of the Company, par value U.S. $.001 per share.

(i) “Class B Shares” shall mean Class B common shares of the Company, par value U.S. $.001 per share.

(j) “Class B Repurchase Price” shall mean, with respect to determining the Fair Market Value of a Class B Share for purposes of Sections 4, 5, 8, 9 and 11 of the Management Shareholders Agreement and the repurchase provisions of any Class B Restricted Share Agreement, the Liquidation Value per Class B Share.

(k) “Closing” shall have the meaning set forth in the Share Purchase Agreement.

(l) “Closing Date” shall have the meaning set forth in the Share Purchase Agreement.

(m) “Code” shall mean the United States Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

(n) “Committee” shall mean the Board or a committee of the Board appointed pursuant to Section 3 of the Plan to administer the Plan.

(o) “Common Shares” shall mean, collectively, Class A Shares and Class B Shares.

(p) “Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party as of the date of grant of an applicable Award, (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee.

(q) “Disaffiliation” means a Subsidiary of the Company ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the shares of the Subsidiary) or a sale of a division of the Company.

(r) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

(s) “Fair Market Value”

(i) with respect to the Class A Shares, the “Fair Market Value” for any purpose on a particular date shall mean:

(ii) if there is an Initial Public Offering or a Listing Event on such date, the price at which the Class A Shares are offered in the Initial Public Offering or listed in the Listing Event;

(iii) if the Class A Shares are traded on an Applicable Exchange on any such date following the date of an Initial Public Offering or a Listing Event, the average of the selling price for Class A Shares on all trading days within the period commencing thirty (30) days before the relevant date and ending on such date weighted based on the volume of trading of the Class A Shares on each trading day during such period; or

(iv) if there has not been an Initial Public Offering or a Listing Event, or if the Class A Shares are not traded on an Applicable Exchange on such date, the fair market value as determined in good faith by the Committee; provided, that, at the election of the Committee, prior to an Initial Public Offering or a Listing Event, the Committee may presume that the Fair Market Value of the Class A Shares as of a specific date is equal to the Fair Market Value of the Class A Shares as of the date of the most recent valuation thereof, as adjusted for dividends, distributions and other extraordinary events not otherwise reflected in such Fair Market Value; and provided, further, that the parties acknowledge and agree that the Fair Market Value of the Common Shares shall be determined hereunder without the application of any minority interest discount or lack of marketability discount.

(v) with respect to the Class B Shares, the “Fair Market Value” for any purpose on a particular date shall mean the fair market value as determined in good faith by the Committee in its sole discretion with reference to the most recent valuation of the Class B Shares requested by the Committee and performed by an independent valuation consultant or appraiser of nationally recognized standing, and with such adjustment for dividends, distributions and other extraordinary events not otherwise reflected in such fair market value as the Committee, acting in good faith, in its sole discretion deems appropriate; provided, that the parties acknowledge and agree that the Fair Market Value of the Class B Shares shall be determined hereunder with the application of any minority interest discount or lack of marketability discount that is consistent with the minority interest discount or lack of marketability discount applied in a determination of Fair Market Value of the Class B Shares in connection with any applicable grant of Class B Restricted Shares.

(t) “Grant Agreement” shall mean a written or electronic agreement (which may include an Individual Agreement) between the Company and a grantee memorializing the terms and conditions of an Award granted pursuant to the Plan.

(u) “Grant Date” shall mean the date on which the Committee acts to grant an Award to a grantee or such other date as the Committee shall so designate at the time of taking such action.

(v) “Incentive Share Options” shall mean Share Options that meet the requirements of Code Section 422.

(w) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company and/or one of its Subsidiaries, entered into on or after February 4, 2008.

(x) “Initial Public Offering” shall mean the first underwritten public offering of the Class A Shares (i) pursuant to an effective registration statement under the Securities Act (other than a registration relating solely to a transaction under Rule 145 of the Securities Act (or any successor thereto) or to an employee benefit plan of the Company) or (ii) that is exempt from the registration requirements of the Securities Act pursuant to Regulation S (whether or not such offering also relies on the exemption provided by Rule 144A under the Securities Act), and that has the effect of listing such shares on any designated offshore securities market (as such term is defined in Regulation S) pursuant to the Offering Regulations or the Listing Rules of the relevant jurisdiction, in either such case after which such Class A Shares representing at least 20% of the outstanding common equity securities of the Company are publicly held and listed for trading on or quoted on an Applicable Exchange.

(y) “Investor Group” shall mean the BC Investors and Silver Lake.

(z) “Investors” shall mean each member of the Investor Group.

(aa) “Liquidation Value” with respect to each Common Share shall mean the value assigned to each such Common Share by the Committee based on (i) the Committee’s good faith determination of the total fair value of the Company as a going concern in its entirety on any certain date, taking into account such factors it considers fair and reasonable under the circumstances (but without regard to any minority interest or lack of marketability discounts) and (ii) following such determination of the fair value of the Company, the calculation of the amount that would be paid to each holder of Common Shares if an amount equal to such fair value of the Company was distributed on such certain date by the Company in complete liquidation of the Company pursuant to the rights and preferences set forth in the Company’s Second Amended and Restated Bye-Laws (giving effect to applicable orders of priority and the provisions of agreements relating to the Common Shares).

(bb) “Listing Event” shall mean an amalgamation, merger or other consolidation of the Company with another entity that is publicly traded in a manner such that thereafter the surviving entity’s common equity securities are listed for trading on or quoted on an Applicable Exchange.

(cc) “Listing Rules” shall mean, with respect to the relevant stock exchange, the listing rules of such stock exchange or relevant governmental or other authority in the jurisdiction of such stock exchange, as in effect from time to time.

(dd) “Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of the Company or any Parent of the Company, as the case may be, on the Closing Date together with (i) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Company or any Parent of the Company, as applicable, was approved by a vote of a majority of the directors of the Company, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (ii) executive officers and other management personnel of the Company hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Company.

(ee) “Management Shareholders Agreement” shall mean that certain Management Shareholders Agreement by and among the Company, the Investors and the other shareholders named therein dated as of February 4, 2008, as amended from time to time.

(ff) “Nonqualified Share Options” shall mean Share Options that do not meet the requirements of Code Section 422.

(gg) “Offering Regulations” shall mean, with respect to the governmental or other relevant authority that regulates the offering of securities in a particular jurisdiction, the rules and regulations, as in effect from time to time, of such governmental or other relevant authority.

(hh) “Parent” shall mean, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.

(ii) “Participant” shall mean a prospective or actual director, officer or full-time or part-time employee of the Company or any Subsidiary of the Company, who is granted an Award under the Plan.

(jj) “Performance Award” shall mean an Award under Section 9 hereof.

(kk) “Performance Measure” shall mean the following performance measures selected by the Committee to measure performance of the Company or any Subsidiary or other business division of same for a Performance Period, whether in absolute or relative terms: basic or diluted earnings per share; earnings per share growth; revenue; operating income; net income (either before or after taxes); earnings and/or net income before interest and taxes; earnings and/or net income before interest, taxes, depreciation and amortization; Consolidated EBITDA (as such term or similar term is used in the debt instruments of the Company or its Subsidiaries); return on capital; return on equity; return on assets; net cash provided by operations; free cash flow; backlog; share price; economic profit; economic value; total shareholder return; gross margins, and/or costs, and such other performance measures as may be selected by the Committee.

(ll) “Performance Period” means a period over which the achievement of targets for Performance Measures is determined.

(mm) “Permitted Holder” shall mean (i) an Investor or an Affiliate of an Investor, (ii) the Management Group, (iii) a Person or group that was an Affiliate of the Company immediately prior to the acquisition in question, or (iv) any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) the members of which include any of the Permitted Holders specified in clauses (i), (ii) and/or (iii) above and that (directly or indirectly) hold or acquire beneficial ownership of the voting securities of the Company (a “Permitted Holder Group”), so long as no Person or other “group” (other than Permitted Holders specified in clauses (i)—(iii) above) owns of record more than 50% on a fully diluted basis of the voting securities held by such Permitted Holder Group. Any one or more Persons or groups whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer, as defined in the Indenture governing Intelsat Intermediate Holding Company, Ltd.’s 9  1/2 % Senior Discount Notes Due 2015, is made in accordance with the requirements of such indenture will thereafter, together with its (or their) Affiliates, constitute an additional Permitted Holder or Permitted Holders, as applicable.

(nn) “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

(oo) “Phantom Shares” shall mean Awards under Section 8(e).

(pp) “Regulation S” shall mean Regulation S (or any successor provisions) under the Securities Act.

(qq) “Restricted Shares” and “Restricted Share Units” shall mean Awards under Section 7.

(rr) “Rollover Awards” shall have the meaning set forth in Section 1.

(ss) “Rule 16b-3” shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act, or any successor provision.

(tt) “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

(uu) “Shares ” shall mean the Class A Shares and the Class B Shares.

(vv) “Share Option” shall mean a Nonqualified Share Option or an Incentive Share Option.

(ww) “Share Purchase Agreement” shall mean that certain Share Purchase Agreement dated as of June 19, 2007, by and among the Company and Serafina Acquisition Limited, a Bermuda exempted company, Intelsat Holdings, Ltd., a Bermuda company, and the shareholders signatory thereto.

(xx) “Share Appreciation Rights” shall mean Awards under Section 8(a) to (d).

(yy) “Silver Lake” shall have the meaning set forth in the Management Shareholder’s Agreement.

(zz) “Subsidiary” and “Subsidiaries” shall mean any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting, equity or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(aaa) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries provided that in each case such “Termination of Employment” constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h). Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Subsidiaries terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. Unless otherwise determined by the Committee, a Participant employed by, or performing services for, a Subsidiary or a division of the Company and its Subsidiaries shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately hereafter become an employee of, or service provider for, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment.

(bbb) “Total and Permanent Disability” shall mean disabled for purposes of any long-term disability plan under which the Participant is eligible, and, if none, for purposes of Code Section 22(e)(3).

3. Administration

(a) Procedure. The Plan shall be administered by the Board. In the alternative, the Board may delegate authority to the Compensation Committee of the Board to administer the Plan on behalf of the Board or such other Committee as the Compensation Committee may designate, subject to such terms and conditions as the Board may prescribe. Following such time as any Shares are registered under Section 12(b) or 12(g) of the Exchange Act, and subject to any applicable transition rules, such Committee shall consist of not less than two (2) members of the Board (or such greater number as may be required by applicable law or the rules of an Applicable Exchange), each of whom shall be a “non employee director” within the meaning of Rule 16b-3 or any successor rule or similar import, and an “outside director” within the meaning of Code Section 162(m) and the regulations promulgated thereunder and, to the extent required by an Applicable Exchange, an “outside director” within the meaning of such Applicable

Exchange. The Board may delegate to such Committee any or all of its duties and powers under the Plan. The Committee shall continue to administer the Plan on behalf of the Board until otherwise directed by the Board.

(b) Secondary Committees and Sub-Plans. The Board may, in its sole discretion, bifurcate the duties and powers of the Committee by establishing one or more secondary Committees to which certain duties and powers of the Board hereunder are delegated (each of which shall be regarded as a “Committee” under the Plan with respect to such duties and powers), or delegate all of its duties and powers hereunder to a single Committee. Additionally, if permitted by applicable law, the Board or Committee may delegate any or all of its duties and powers hereunder to the Chief Executive Officer and/or to other senior officers of the Company subject to such conditions and limitations as the Board or Committee shall prescribe. However, only the Committee described under Section 3(a) may designate and grant Awards to Participants who are subject to Section 16 of the Exchange Act. The Committee shall also have the power to establish sub-plans (which may be included as appendices to the Plan or the respective Grant Agreements), which may constitute separate schemes, for the purpose of establishing schemes which meet any special tax or regulatory requirements of countries other than the United States. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the Plan.

(c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i) determine the Participants to whom, and the time or times at which Awards shall be granted;

(ii) determine the types of Awards to be granted;

(iii) determine the number of Shares and/or amount of cash to be covered by or used for reference purposes for each Award;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine, including without limitation establishing in its discretion performance criteria that must be satisfied before an Award vests and/or becomes payable, the term during which an Award is exercisable, and the period, if any, following a grantee’s Termination of Employment with the Company or any of its Subsidiaries during which the Award shall remain exercisable;

(v) subject to Section 13, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(viii) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(ix) to otherwise administer the Plan;

(x) accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award;

(xi) establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period; and

(xii) subject to the provisions of Section 409A of the Code, permit the deferral of, or require a Participant to defer such Participant’s receipt of, the delivery of Shares and/or cash under an Award that would otherwise be due to such Participant and establish rules and procedures for such payment deferrals.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bye-Laws of the Company.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee or its delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. The members of the Board and Committee and any delegate shall be indemnified by the Company in respect of all their activities under the Plan in accordance with the procedures and terms and conditions set forth in the Bye-Laws of the Company. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Memorandum of Association, as a matter of law, or otherwise.

(f) Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee or a delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or its delegate’s sole and absolute discretion and, except as may be otherwise provided in any Grant Agreement, shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

(g) Grant Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written Grant Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Grant Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided by the Committee. Grant Agreements may be amended only in accordance with Section 13 hereof.

4. Shares Available Under the Plan

(a) Subject to Section 4(b) and to the adjustments as provided in Section 12 of the Plan, the aggregate number of Shares that may be delivered or purchased or used for reference purposes (with respect to Share Appreciation Rights or Phantom Shares) with respect to Awards granted under the Plan, including with respect to Incentive Share Options, shall not exceed an aggregate of 1,689,975; provided, however, that no more than 946,386 Shares may be issued in the form of Class B Shares (and, for the avoidance of doubt, unless otherwise determined by the Committee, Class B Shares may only be issued pursuant to Restricted Share Awards, and not in connection with Incentive Share Options, Nonqualified Share Options, Restricted Share Units, Share Appreciation Rights, Phantom Shares or Performance Awards). Except as set forth in Section 4(b): (i) if any Award, or portion of an Award, issued under the Plan, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any Shares without the delivery by the Company (or, in the case of Restricted Shares, without vesting) of Shares or if any Award is settled in cash and not in Shares, the Shares subject to such Award shall thereafter be available for further Awards under the Plan; (ii) if the exercise price of any Share Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in this Section 4(a); and (iii) to the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of a Share Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in this Section 4(a).

(b) Notwithstanding Section 4(a) and subject to the adjustments as provided in Section 12 of the Plan, an additional 438,827 Class A Shares shall be available for issuance under the Plan pursuant to the exercise or vesting of Rollover Awards. Notwithstanding Section 4(a): (i) no Shares subject to any Rollover Award, or portion of a Rollover Award, that expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any Shares without the delivery by the Company (or, in the case of Restricted Shares, without vesting) of Shares or settled in cash and not in Shares, (whether on, prior to or following the date of this Amendment and Restatement of the Plan) shall thereafter be available for further Awards under the Plan; (ii) if the exercise price of any Rollover Award and/or the tax withholding obligations relating to any Rollover Award (whether on, prior to or following the date of this Amendment and Restatement of the Plan) are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), all Shares subject to such Rollover Award shall be deemed delivered for purposes of the limits set forth in this Section 4(b); and (iii) to the extent any Shares subject to a Rollover Award are withheld to satisfy the exercise price and/or the tax withholding obligations relating to such Rollover Award (whether on, prior to or following the date of this Amendment and Restatement of the Plan), all such Shares shall be deemed to have been delivered for purposes of the limits set forth in this Section 4(b).

(c) Shares available under the Plan may be, in any combination, authorized but unissued Shares and Shares that are repurchased in the market, and canceled by the Company. In no event will any Award, or portion of an Award, issued under the Plan result in the issuance of Shares for an amount less than their underlying aggregate par value.

5. Participation

Participation in the Plan shall be open to all prospective and actual officers and other regular full-time and part-time employees and all prospective and actual directors of the Company, or of any Subsidiary of the Company, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of Incentive Share Options shall be limited to employees of the Company or of any Subsidiary of the Company.

Awards may be granted to such Participants and for or with respect to such number of Shares as the Committee shall determine, subject to the limitations in Section 4(a). A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years. Notwithstanding any other provision of the Plan, the number of voting shares issuable to any Participant shall not exceed five percent (5%) of the issued share capital of the Company; provided that an Award may be granted that will result in a Participant holding in excess of five percent (5%) of the issued share capital of the Company if such Award has received the approval of the Bermuda Monetary Authority.

6. Share Options

Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to Participants Awards of Nonqualified Share Options and/or Incentive Share Options. The Share Option granted shall be subject to the following terms and conditions.

(a) Grant of Option. The grant of a Share Option shall be evidenced by a Grant Agreement, executed by the Company and the grantee, stating the number of Class A Shares subject to the Share Option evidenced thereby, the exercise price and the terms and conditions of such Share Option, in such form as the Committee may from time to time determine.

(b) Exercise Price. The price per Class A Share payable upon the exercise of each Share Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Class A Shares on the Grant Date.

(c) Payment. Share Options may be exercised in whole or in part by payment of the exercise price of the Class A Shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment may be made in cash (or cash equivalents acceptable to the Committee) or to the extent permitted by the Committee and permitted by applicable law, in Class A Shares, or by such other means as the Committee may prescribe. The Fair Market Value of Class A Shares delivered on exercise of Share Options shall be determined as of the date of exercise.

If the Class A Shares are registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to applicable law and such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Class A Shares directly to such brokerage firm.

(d) Terms of Options. The term during which each Share Option may be exercised shall be determined by the Committee; provided, however, that in no event shall a Share Option be exercisable more than ten years from the date it is granted unless otherwise determined by the Committee. Prior to the exercise of the Share Option and delivery of the Class A Share certificates represented thereby, the grantee shall have none of the rights of a shareholder with respect to any Class A Shares represented by an outstanding Share Option.

(e) Restrictions on Incentive Share Options. Incentive Share Option Awards granted under the Plan shall comply in all respects with Code Section 422 and, as such, shall meet the following additional requirements:

(i) Grant Date. An Incentive Share Option must be granted within ten (10) years of the earlier of the Plan’s adoption by the Board of Directors or approval by the Company’s shareholders.

(ii) Exercise Price and Term. The exercise price of an Incentive Share Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Class A Shares on the date the Share Option is granted and the term of the Share Option shall not exceed ten years. Also, the exercise price of any Incentive Share Option granted to a grantee who owns (within the meaning of Code Section 422(b)(6), after the application of the attribution rules in Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Subsidiary of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Class A Shares on the grant date and the term of such Share Option shall not exceed five years.

(iii) Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of Class A Shares of the Company with respect to which all Incentive Share Options first become exercisable by any grantee in any calendar year under this or any other plan of the Company and its Subsidiaries may not exceed One Hundred Thousand Dollars (U.S. $100,000) or such other amount as may be permitted from time to time under Code Section 422. To the extent that such aggregate Fair Market Value shall exceed One hundred Thousand Dollars (U.S. $100,000), or other applicable amount, such Share Options to the extent of the Class A Shares in excess of such limit shall be treated as Nonqualified Share Options. In such case, the Company may designate the Class A Shares that are to be treated as Class A Shares acquired pursuant to the exercise of an Incentive Share Option.

(iv) Grantee. Incentive Share Options shall only be issued to employees of the Company or of a Subsidiary of the Company.

(v) Designation. No Share Option shall be an Incentive Share Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Share Option.

(vi) Shareholder Approval. No Share Option issued under the Plan shall be an Incentive Share Option unless the Plan is approved by the shareholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bye-Laws of the Company and governing law relating to such matters.

(f) Other Terms and Conditions. Share Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7. Restricted Shares and Restricted Share Units

(a) In General. Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Shares or Restricted Share Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for removal of restrictions as it determines. Unless determined otherwise by the Committee or set forth otherwise in any Award Agreement, Participants receiving Restricted Shares or Restricted Share Units are not required to pay the Company cash consideration therefore (except as may be required for applicable tax withholding).

(b) Vesting Conditions and Other Restrictions. Each Award for Restricted Shares and Restricted Share Units shall be evidenced by a Grant Agreement or other documentation that specifies the applicable vesting conditions and other restrictions, if any, on such Award, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of the Restricted Shares that are part of the Award. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any vesting or other restriction applicable to any Restricted Shares or Restricted Share Units awarded to any grantee under the Plan.

(c) Share Issuance and Shareholder Rights.

(i) Restricted Shares. Share certificates with respect to Shares granted pursuant to a Restricted Share Award may be issued, and/or Shares may be registered, at the time of grant of the Restricted Share Award, subject to repurchase for the aggregate par value of the repurchased Shares if the Restricted Shares do not vest or other restrictions do not lapse. Any Share certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Share Award and the grantee may be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank share power or other instrument of transfer therefore. No portion of Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant until such portion of Restricted Shares becomes vested, and any purported sale, transfer, assignment, pledge, encumbrance or disposition shall be void and unenforceable against the Company. If Share certificates have been issued with a legend as provided above, then as soon as administratively practicable after the lapsing of the restrictions with respect to any Restricted Shares, the Company shall deliver to the Participant or his or her personal representative, in book-entry or certificate form, the formerly Restricted Shares that do not bear any restrictive legend making reference to a Grant Agreement. Such Shares shall be free of restrictions, except for any restrictions required under Federal securities laws, other applicable law and the Management Shareholders Agreement. Except as otherwise provided by the Committee or in an applicable Grant Agreement, during the period of restriction following issuance of Restricted Share certificates, the grantee shall have all of the rights of a holder of Shares, including but not limited to the right to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Shares. The Committee, in its discretion, may provide that any dividends or distributions paid with respect to Shares subject to the unvested portion of a Restricted Share Award will be subject to the same restrictions as the Restricted Shares to which such dividends or distributions relate, and that cash dividends may be held in custody or otherwise by the Company.

(ii) Restricted Share Units. Class A Share certificates for the Class A Shares subject to a Restricted Share Unit shall be issued, and/or Class A Shares shall be registered, upon vesting and lapse of any other restrictions with respect to the issuance of Class A Shares under such Award. The grantee will not be entitled to vote such Class A Shares or to any of the other rights of shareholders during the period prior to issuance of the certificates for such Class A Shares and/or the registration of the Class A Shares. An Award of Restricted Share Units may provide the Participant with the right to receive amounts equivalent to dividends and distributions paid with respect to Class A Shares subject to the Award while the Award is outstanding, which payments may, in the Committee’s discretion, either be made currently or credited to an account for the Participant, and may be settled in cash or Class A Shares, all as determined by the Committee. Unless otherwise determined by the Committee or in an applicable Grant Agreement with respect to a particular Award, each outstanding Restricted Share Unit shall accrue such dividend equivalents, which amounts will be paid only when and if the Restricted Share Unit (on which such dividend equivalents were accrued) vests and becomes payable. To the extent that a Restricted Share Unit does not vest or is repurchased for the aggregate par value, any accrued and unpaid dividend equivalents shall be forfeited.

8. Share Appreciation Rights and Phantom Shares

(a) Award of Share Appreciation Rights. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant Share Appreciation Rights to Participants, either on a free-standing basis (without regard to or in addition to the grant of a Share Option) or on a tandem basis (related to the grant of an underlying Share Option), as it determines. Share Appreciation Rights granted in tandem with or in addition to a Share Option may be granted either at the same time as the Share Option or at a later time; provided, however, that a tandem Share Appreciation Right shall not be granted with respect to any outstanding Incentive Share Option Award without the consent of the grantee. Share Appreciation Rights shall be evidenced by Grant Agreements, executed by the Company and the grantee, stating the number of Class A Shares subject to the Share Appreciation Right evidenced thereby and the terms and conditions of such Share Appreciation Right, in such form as the Committee may from time to time determine. The term during which each Share Appreciation Right may be exercised shall be determined by the Committee. Unless otherwise determined by the Committee, in no event shall a Share Appreciation Right be exercisable more than ten years from the date it is granted. The grantee shall have none of the rights of a shareholder with respect to any Class A Shares represented by a Share Appreciation Right.

(b) Restrictions of Tandem Share Appreciation Rights. Share Appreciation Rights granted in tandem with Share Options shall be exercisable only to the same extent and subject to the same conditions as the Share Options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem Share Appreciation Right.

(c) Amount of Payment upon Exercise of Share Appreciation Rights. Unless otherwise determined by the Committee in a Grant Agreement at the time of grant, each Share Appreciation Right shall entitle the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Class A Share over (B) the base price per Class A Share specified in the Grant Agreement (which shall be no less than the Fair Market Value of a Class A Share on the Grant Date), times (ii) the number of Class A Shares specified by the Share Appreciation Right, or portion thereof, that is exercised, In the case of exercise of a tandem Share Appreciation Right, such payment shall be made in exchange for the surrender of the unexercised related Share Option (or applicable portion or portions thereof).

(d) Form of Payment upon Exercise of Share Appreciation Rights. Payment by the Company of the amount receivable upon or following any exercise of a Share Appreciation Right may be made by the delivery of Class A Shares or cash, or any combination of Class A Shares and cash, as determined in the sole discretion of the Committee from time to time. If upon settlement of the exercise of a Share Appreciation Right a grantee is to receive a portion of such payment in Class A Shares, the number of Class A Shares shall be determined by dividing such portion by the Fair Market Value of a Class A Share on the exercise date. No fractional Class A Shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional Class A Shares or whether such fractional Class A Shares shall be eliminated.

(e) Phantom Shares. The grant of Phantom Shares shall be evidenced by a Grant Agreement, executed by the Company and the grantee that incorporates the terms of the Plan and states the number of Phantom Shares evidenced thereby and the terms and conditions of such Phantom Shares in such form as the Committee may from time to time determine. Phantom Shares granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. Each Phantom Share shall represent the value of one Share. Phantom Shares shall become payable in whole or in part in such form, at such time or times and pursuant to such conditions in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may prescribe, and/or such determinations, orders or decisions as the Committee may make. Except as otherwise provided in the applicable Grant Agreement, the grantee shall have none of the rights of a shareholder with respect to any Class A Shares represented by a Phantom Share as a result of the grant of a Phantom Share to the grantee. Phantom Shares may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine desirable or appropriate from time to time.

9. Performance Awards

The Committee, in its discretion, may establish targets for Performance Measures for selected Participants and authorize the granting, vesting, payment and/or delivery of Performance Awards in the form of Incentive Share Options, Nonqualified Share Options, Restricted Shares, Restricted Share Units, Share Appreciation Rights, Phantom Shares and/or cash to such Participants upon achievement of such targets for Performance Measures during a Performance Period. The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

10. Withholding and Reporting of Taxes

The Company may require, as a condition to the grant of any Award under the Plan, vesting or exercise pursuant to such Award or to the delivery of certificates for or registration of Shares issued or payments of cash to a grantee pursuant to the Plan or a Grant Agreement, that the grantee pay to the Company (or the applicable Subsidiary), in cash or, if approved by the Company (or the applicable Subsidiary), in Shares, including Shares acquired upon grant of the Award or exercise of the Award, valued at Fair Market Value on the date as of which the withholding tax liability is determined, an amount sufficient to satisfy any federal, state, local or foreign taxes of any kind (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event under the Plan. The Company (or the applicable Subsidiary), to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind or any applicable taxes or other required withholding of any other jurisdiction required by law to be withheld with respect to the grant, vesting, exercise or payment of or under any Award under the Plan or a Grant Agreement, or to retain or sell a sufficient number of the Shares to be issued to such grantee to cover any such taxes. The Company or any of its Subsidiaries shall comply with any applicable tax reporting requirements of any jurisdiction imposed on it by law with respect to the granting, vesting, exercise and/or payment of Awards. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award in order to satisfy the Participant’s federal, state, and local income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of Shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11. Transferability

No Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative. Notwithstanding the foregoing, an Award other than an Incentive Share Option may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to (i) the grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, “Family Members”), (ii) a company, partnership, limited liability company or other business entity whose only shareholders, partners or members, as applicable are the grantee and/or Family Members, or (iii) a trust in which the grantee and/or Family Members have all of the beneficial interests, and subsequent to any such transfer any Award may be exercised by any such transferee.

12. Adjustments; Corporate Transactions

In the event of (i) a share dividend, share split, reverse share split, share combination, or recapitalization, an extraordinary dividend or similar event affecting the capital structure of the Company (other than, for the avoidance of doubt, a normal cash dividend), or (ii) a merger, consolidation, amalgamation, scheme of arrangement, acquisition of property or shares, separation, spinoff, reorganization, share rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to, (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan; (B) the number and kind of Shares or other securities subject to outstanding Awards; and (C) the exercise price of outstanding Share Options and Share Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Share Option or Share Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Share Option or Share Appreciation Right shall conclusively be deemed valid); and (2) the substitution of other property of equal value (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards.

13. Termination and Amendment

(a) Amendment or Termination by the Board. The Board, without further approval of the shareholders of the Company, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without approval of the shareholders of the Company if shareholder approval is necessary to comply with any tax or regulatory requirement or rule of any Applicable Exchange.

(b) Amendments by the Committee. The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws or any foreign laws applicable to the Company or that may be authorized or made desirable by such laws.

(c) Amendments to Awards. The Committee may amend any outstanding Award in any manner as provided in Section 12. In addition, the Committee may otherwise modify or amend any outstanding Award to the extent that the Committee would have had the authority to make such Award as so amended; provided that the Committee shall not have the power to terminate any outstanding unvested Awards, other than pursuant to the terms thereof, without the Participant’s prior written consent.

14. Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Company or any Subsidiary of the Company or shall interfere in any way with the right of the Company or any Subsidiary of the Company to terminate an employee at any time.

15. Written Agreement

Each Grant Agreement entered into between the Company and a grantee with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, not inconsistent with the provisions of the Plan, as may be established by the Committee. The Committee may require, as a condition to the grant of any Award under the Plan, vesting or exercise pursuant to such Award or the delivery of certificates for or registration of Shares issued pursuant to the Plan or a Grant Agreement, that the grantee or any other person exercising such Award become subject to the Management Shareholders Agreement.

16. Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

17. Listing and Registration

If the Company determines that the listing, registration or qualification upon any Applicable Exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part and no restrictions on such Award shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.

18. Compliance with Securities Law

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, provide to the Company, at the time of each such exercise and each such delivery, a written representation that the Shares being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws and other applicable laws. The Company may also require that a grantee submit other written representations that will permit the Company to comply with federal and applicable state securities laws in connection with the issuance of the Shares, including representations as to the knowledge and experience in financial and business matters of the grantee and the grantee’s ability to bear the economic risk of the grantee’s investment. The Company may require that the grantee obtain a “purchaser representative” as that term is defined in applicable federal and state securities laws. Any Share certificates for Shares issued pursuant to this Plan may bear a legend restricting transferability of the Shares unless such Shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S. and other applicable laws and unless such transfer is in accordance with the Management Shareholders Agreement. The Company may notify its transfer agent to stop any transfer of Shares not made in compliance with these restrictions. Shares shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Share certificates for such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any Applicable Exchange, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.

19. No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

20. No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company or any of its Subsidiaries from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including without limitation the granting of Share Options, Restricted Shares, Restricted Share Units, Share Appreciation Rights or Phantom Share Units otherwise than under the Plan.

21. No Restriction of Corporate Action

Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any of its Subsidiaries to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to amalgamate, merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in a Grant Agreement, to take other actions which it deems to be necessary or appropriate. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of such action.

22. Governing Law

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of Bermuda. Unless otherwise provided in the Grant Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the courts of Bermuda, to resolve any and all issues that may arise out of or relate to the Plan or any related Grant Agreement.

23. Plan Subject to Charter and Bye-Laws

This Plan is subject to the Memorandum of Association and Bye-Laws of the Company, as they may be amended from time to time.

24. Effective Date; Termination Date

The Plan is effective as of February 4, 2008. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

25. Section 409A

To the extent applicable, the Plan and Grant Agreements shall be interpreted in accordance with Section 409A of the Code and United States Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Share Option or other Award may be subject to Section 409A of the Code, the Committee reserves the right (without any obligation to do so or to indemnify the Participant for any failure to do so) to adopt such amendments to the Plan and the applicable Grant Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Share Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Share Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A.

If any Participant is deemed to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code at the time of his separation from service with the Company, to the extent delayed distributions with respect to any Award held by such Participant (after taking into account all exclusions applicable to such distributions under Section 409A) is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such distributions will not be made prior to the date which is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death).